UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2020

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.

Share Purchase Agreement

On December 2, 2020, Luna Innovations Incorporated (the “Company”) entered into and closed a Share Purchase Agreement (the “Share Purchase Agreement”) with QinetiQ Holdings Limited (“QinetiQ”) for the purchase of all of the shares of OptaSense Holdings Limited (“OptaSense”). Pursuant to the Share Purchase Agreement, the Company acquired all outstanding shares of OptaSense for aggregate consideration of £29.0 million subject to adjustment as described in the Share Purchase Agreement (the “Transaction”). The Share Purchase Agreement and a Tax Deed entered into between QinetiQ and the Company (the “Tax Deed”) in connection with the Share Purchase Agreement contain customary representations and warranties and indemnities. In addition, at closing of the transaction, the Company obtained a warranty and indemnity insurance policy from Liberty Mutual Insurance Europe SE (LMIE) in connection with the Share Purchase Agreement and the Tax Deed.

In addition, for a period of two years after closing, QinetiQ has agreed not, directly or indirectly, alone or jointly with any other person, to compete or engage in any competing business with the Company in countries in which OptaSense operates and not to solicit customers, employees or suppliers of the Company, subject to specified exceptions. QinetiQ has also agreed to provide specified transitional services for a period of six months after closing.

The foregoing summary is not complete and is qualified in its entirety by reference to the Share Purchase Agreement and the Tax Deed, copies of which are filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Share Purchase Agreement and the Tax Deed were made only for the purposes of the Share Purchase Agreement and Tax Deed, were made as of specific dates, and were made solely for the benefit of the parties to the Share Purchase Agreement and the Tax Deed and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to Share Purchase Agreement and the Tax Deed. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

PNC Secured Debt Facility

On December 1, 2020 (the “Effective Date”), the Company entered into a Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association, as lender (the “Lender”) and the Company’s domestic subsidiaries as guarantors. The Loan Agreement provides a $12.5 million term loan facility (the “Term Loan”) and a $15.0 million revolving credit facility (the “Revolving Line”), which include a $3.0 letter of credit sublimit. On the Effective Date, the Company borrowed a the full amount of the Term Loan from the Lender pursuant to a term note (the “Term Note”) and a $7.6 million revolving loan (the “Revolving Loan”) pursuant to a revolving line of credit note (the “Revolving Line of Credit Note”). The Company may repay and reborrow advances under the Revolving Line from time to time pursuant to the Revolving Line of Credit Note.

The Company used the proceeds from the Term Loan and the Revolving Loan to pay, in part, the consideration for the Transaction described above. The Company’s obligations under the Loan Agreement are secured by a first priority perfected security interest in substantially all of the Company’s and the guarantors’ assets.

The Term Loan matures on December 1, 2023. The Term Loan is due and payable in 12 equal quarterly payments of principal and interest. The Term Loan bears interest at a floating per annum rate equal to the sum of (a) LIBOR plus (b) a margin ranging from 1.75% to 2.25% depending on the Net Leverage Ratio (as defined in the Loan Agreement). The Company may prepay the Term Loan without penalty or premium.

The Revolving Line expires on December 1, 2023. Borrowings under the Revolving Line will bear interest at a floating per annum rate equal to the sum of (a) LIBOR plus (b) a margin ranging from 1.75% to 2.25% depending on the Net Leverage Ratio. Accrued interest will be due and payable on the first day of each month and the outstanding principal balance and any accrued but unpaid interest will be due and payable on December 1, 2023. The unused portion of the Revolving Line will accrue a fee equal to 0.20% per annum multiplied by the quarterly average unused amount.

Provided that the Company’s obligations under the Loan Agreement have been satisfied, the Company may terminate the Loan Agreement at any time upon three business days’ advance written notice to the Lender.

The Loan Agreement includes a number of affirmative and restrictive covenants applicable to the Company and its subsidiaries, including, among others, financial covenants regarding minimum net leverage and fixed charge coverage, affirmative covenants regarding delivery of financial statements, payment of taxes, and maintenance of government compliance, and restrictive covenants regarding dispositions of property, acquisitions, incurrence of additional indebtedness or liens, investments and transactions with affiliates. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including the Company’s failure to satisfy its payment obligations under the Loan Agreement, failure to adhere to the financial covenants, the breach of certain of its other covenants under the Loan Agreement, cross defaults to other indebtedness or material agreements, judgment defaults and defaults related to failure to maintain governmental approvals, the Lender will have the right, among other remedies, to declare all principal and interest immediately due and payable, and to exercise secured party remedies.

The foregoing is only a summary of the material terms of the Loan Agreement, the Term Note and the Revolving Line of Credit Note, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Term Note and the Revolving Line of Credit Note, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020..

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with its entry into the Loan Agreement, on December 1, 2020, the Company terminated the Amended and Restated Loan and Security Agreement, dated October 10, 2019, by and between Luna Innovations Incorporated, Luna Technologies, Inc., Former Luna Subsidiary, Inc., Terametrix, LLC, and General Photonics Corp. and Silicon Valley Bank (the “Prior Revolving Credit Facility”). As of the time of termination, there were no amounts outstanding under the Prior Revolving Credit Facility. The Prior Revolving Credit Facility is described in the Company’s Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 9, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2020, the Company issued press releases announcing the Transaction and the entry into the Loan Agreement. Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The Company is also hosting a conference call to discuss the Transaction. The Company will be using a slide presentation in connection with the conference call. A copy of the presentation is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press releases and presentation furnished as exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit	Description

2.1^	Share Purchase Agreement, by and between the Company and QinetiQ Holdings Limited, dated as of December 2, 2020.
10.1	Tax Deed, by and between the Company and QinetiQ Holdings Limited, dated as of December 2, 2020.
99.1	Press Release, dated December 3, 2020 titled "Luna Innovations acquires OptaSense".
99.2	Press Release, dated December 3, 2020 titled “Luna Announces $27.5 Million Debt Financing From PNC”.
99.3	Presentation.

^ Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: December 3, 2020